TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of July 17, 2006 (this “Agreement”), is entered into by and among ISSG, Inc., a Delaware corporation (“Company”), ISSG Sub, Inc., a Florida corporation (“Merger Sub”) and Advantage Investment Strategies, Inc. (f/k/a Private Asset Advisors), a Florida corporation (the “Target”). Company, Merger Sub and the Target are separately referred to herein as a “Party,” and collectively referred to herein as the “Parties.”

WHEREAS, on April 12, 2006, the Parties entered into that certain Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, the respective Boards of Directors of Company, Merger Sub and the Target have determined that the merger of Merger Sub with and into the Target (the “Merger”) pursuant to the Merger Agreement, and the other transactions contemplated by the Merger Agreement, are no longer consistent with, and in furtherance of, their respective business strategies and goals;

WHEREAS, the Parties desire to terminate the Merger Agreement and each of the Parties desires to release the other Parties of their respective obligations, rights, covenants, and agreements under the Merger Agreement and in connection with the Merger and such other contemplated transactions, under the terms and conditions hereof;

WHEREAS, each of such respective Boards of Directors of Company, Merger Sub and the Target have determined by a vote of a majority of the members of its entire Board of Directors to terminate the Merger Agreement by mutual consent;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1. Termination. The Company, the Merger Sub and the Target hereby mutually consent to the termination of the Merger Agreement, effective as of the date first written above. The Merger Agreement is hereby void and there shall be no liability or obligation thereunder on the part of the Parties or their respective affiliates, officers, directors or stockholders.

2. Release and Waiver.

(a) Each of the Releasers hereby waives and releases any right to initiate or prosecute or participate in the initiating or prosecuting of any and all Claims against or with respect to any of the Releasees, including, without limitation, any and all Claims arising out of or concerning in any way the Merger Agreement, any transactions contemplated therein, and any Party’s securities, whether or not any of such Claims are now existing or hereafter arising.

(b) Each of the Releasers hereby releases and forever discharges all Releasees of and from any and all manner of Claims which the Releaser now has or may hereafter have against any Releasee arising out of or concerning in any way the Merger Agreement, any transactions contemplated therein, and any Party’s securities.

(c) The release and waiver provided for in this Section 2 (this “Release”) is intended by the Releaser to be as broad as the law allows and is intended specifically to be a compromise and release generally of all released Claims of the Releaser against all Releasees, arising out of or concerning in any way the Merger Agreement, any transactions contemplated therein, and any Party’s securities.

(d) Each of the Releasers hereby specifically waives any purported right to challenge the validity or seek rescission of, or to vitiate, this Release on the ground that any information was kept concealed from the Releaser by any of the Releasees, and each of the Releasers agrees that no remedy shall be available for any such alleged non-disclosure, and that the right to rescind this Release on any such grounds is hereby expressly waived. Each of the Releasers specifically acknowledges that they might hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Claims released, but nonetheless Releaser shall be deemed to have fully, finally, and forever settled and released any and all Claims whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, heretofore have existed, or may come to exist in the future upon any theory of law or equity now existing or coming into existence in the future.

3. Miscellaneous.

(a) Expenses. All costs and expenses incurred in connection with this Agreement, the Merger Agreement, and the transactions contemplated hereby and/or thereby shall be paid by the Party incurring such expense.

(b) Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. A facsimile or electronic transmission of a signed counterpart of this Agreement shall be sufficient to bind the Party or Parties whose signature(s) appear thereon.

(c) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

(d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law rules.

(e) Enforcement of Agreement. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(f) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(g) Publicity. Except as otherwise required by law, none of the Parties shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

(h) Benefits. This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. This Agreement is also for the benefit of third party “Releasees”.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

(a) “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

(b) “Claims” shall mean any action or actions, cause or causes of action, in law or in equity, suits, debts, liens, security interests, liabilities, claims, demands, damages, punitive damages, losses, costs, or expenses, and reasonable attorneys’ fees of any nature whatsoever, including, without limitation, claims based upon breach of fiduciary or other duty, legal fault, misrepresentation or omission, negligence, offense, quasi-offense, contract, quasi-contract, appraisal rights under Delaware law, or any other federal or state law or regulation, or any other theory, or for actions taken or omitted to be taken in regard to the other Party’s securities, any statements made about the other Party’s securities, or any appraisal rights, or actions taken or omitted to be taken, whether fixed or contingent and including known, suspected or Unknown Claims, excluding, notwithstanding the foregoing, any claim or cause of action made pursuant to the applicable Releaser’s rights hereunder or any claim or cause of action that cannot be waived or released under applicable law.

(c) “Releaser” means a Party together with all of its subsidiaries, Affiliates, successors, assigns, representatives, agents and any and all the officers, directors, representatives, employees, agents, advisors, attorneys, or accountants of any of the foregoing.

(d) “Releasees” means a Party together with all of its subsidiaries, Affiliates, successors, assigns, representatives, agents and any and all the officers, directors, representatives, employees, agents, advisors, attorneys, or accountants of any of the foregoing.

(e) “Unknown Claims” means any and all Claims including, without limitation, any Claim which the Releaser does not know or even suspect to exist in its or their favor at the time of the giving of the Release which, if known by it or them might have affected its or their decision regarding the Releases.

IN WITNESS WHEREOF, Company, Merger Sub and the Target have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

“COMPANY”:

ISSG, INC.,

a Delaware corporation

By: /s/ Terence Davis

Terence Davis, President

“MERGER SUB”:

ISSG SUB, INC.,

a Florida corporation

By: /s/ Terence Davis

Terence Davis, President

“TARGET”:

ADVANTAGE INVESTMENT STRATEGIES, INC.,

a Florida corporation

By: /s/ Mark Riviello

Mark Riviello, President